Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tripadvisor, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-260877, 333‑178637, 333-190384, 333-198726, 333-226749, 333-273738) on Form S-8 of Tripadvisor, Inc. of our report dated February 20, 2025, with respect to the consolidated financial statements of Tripadvisor, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Boston, Massachusetts

February 20, 2025